Exhibit 99.1

August  14, 2007

Tofutti Press Release


Company Contact:  Steve Kass

                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)

                    TOFUTTI ANNOUNCES SECOND QUARTER RESULTS

         Cranford, New Jersey -- August 14, 2007-- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen and twenty-six week periods ended June 30, 2007.

         The Company reported net sales for the thirteen week period ended June 30, 2007 of $4,796,000, a decrease of $779,000, or 14%, from the sales recorded for the thirteen weeks ended July 1, 2006. Net sales for the twenty-six week period ended June 30, 2007 decreased 5% to $9,642,000 compared with net sales of $10,162,000 for the twenty-six week period ended July 1, 2006. The decline in sales was caused by the closure of our former frozen novelty manufacturing facility in early May prior to our relocating that production site to another facility. This required us to postpone the shipment of certain large orders that would have been shipped in the second quarter until the third quarter and to allocate existing inventory of novelty products among all our customers, further negatively impacting our sales for the period.

         For the thirteen and twenty-six week periods ended June 30, 2007, the Company reported income before income taxes of $375,000 and $600,000, respectively, as compared with income before income taxes of $486,000 and $617,000 for the thirteen and twenty-six week periods in 2006. The Company's operating results continued to be negatively impacted as a result of new product start-up costs, including costs incurred at new co-packaging locations, increased marketing expenses and higher packaging charges. The Company expects that its operating expenses will continue to be affected by these same factors during the remainder of 2007.

         The Company recorded net income of $225,000 ($0.04 per share on a basic and diluted basis) for the thirteen weeks ended June 30, 2007 compared to $296,000 ($0.05 per share on a basic and diluted basis) for the thirteen weeks ended July 1, 2006. Net income for the twenty-six weeks ended July 1, 2006 was $353,000 ($0.06 per share on a basic and diluted basis) compared to $366,000 ($0.07 per share on a basic basis and $0.06 per share on a diluted basis) for the twenty-six weeks ended July 1, 2006.

         As of June 30, 2007 the Company had cash and cash equivalents of $799,000 and working capital of $4.3 million compared to cash and cash equivalents of $289,000 and working capital of $4.0 million at December 31, 2006.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "While our revenue shortfall in the second quarter was disappointing, it was beyond our control. We are confident that we will be able to deliver the postponed shipments and that our third quarter results will benefit from these delayed sales."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.

                               TOFUTTI BRANDS INC.
                       Condensed Statements of Operations
                    (in thousands, except per share figures)

                                              Thirteen weeks   Thirteen weeks  Twenty-six weeks  Twenty-six weeks
                                                  ended             ended            ended            ended
                                              June 30, 2007      July 1, 2006    June 30, 2007    July 1, 2006
                                              -------------      ------------    -------------    ------------
Net sales ..........................             $ 4,796          $ 5,575          $ 9,642          $10,162
Cost of sales ......................               3,395            4,022            6,545            7,415
                                                 -------          -------          -------          -------
Gross profit .......................               1,401            1,553            3,097            2,747
Operating expenses .................               1,026            1,067            2,497            2,130
                                                 -------          -------          -------          -------
Income before income taxes .........                 375              486              600              617
Income taxes .......................                 150              190              247              251
                                                 -------          -------          -------          -------
Net income .........................             $   225          $   296          $   353          $   366
                                                 =======          =======          =======          =======
Net income per share:

         Basic .....................             $  0.04          $  0.05          $  0.06          $  0.07
                                                 =======          =======          =======          =======
         Diluted ...................             $  0.04          $  0.05          $  0.06          $  0.06
                                                 =======          =======          =======          =======
Weighted average number of
  shares outstanding:

         Basic .....................               5,653            5,418            5,591            5,435
                                                 =======          =======          =======          =======
         Diluted ...................               5,920            5,972            5,858            5,993
                                                 =======          =======          =======          =======

                               TOFUTTI BRANDS INC.
                            Condensed Balance Sheets
                                 (in thousands)

                                                                June 30,           December 30,
                                                                  2007                 2006
                                                                  ----                 ----
                                                               (unaudited)
Assets
Current assets:
     Cash and cash equivalents                                   $  799               $  289
     Accounts receivable, net of allowance for doubtful
        accounts of $273 and $243, respectively                   2,054                2,084
     Inventories                                                  1,872                2,992
     Prepaid expenses and other receivables                         332                    2
     Deferred income taxes                                          558                  558
                                                                 ------               ------
                Total current assets                              5,615                5,925
                                                                 ------               ------

Fixed assets (net of accumulated amortization of
        $22 and $19)                                                 27                   29
Other assets                                                         16                   16
                                                                 ------               ------
                                                                 $5,658               $5,970
                                                                 ======               ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                            $  617               $  711
     Accrued expenses                                                70                  277
     Accrued officers' compensation                                 125                  500
     Income taxes payable                                           464                  472
                                                                 ------               ------
                  Total current liabilities                       1,276                1,960
                                                                 ------               ------


Stockholders' equity:
    Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                      --                   --
    Common stock - par value $.01 per share;
         authorized 15,000,000 shares, issued and
         outstanding 5,653,467 shares at June 30, 2007
         and 5,433,467 shares at December 30, 2006                   57                   54
     Additional paid-in capital                                     222                   56
     Retained earnings                                            4,103                3,900
                                                                 ------               ------
                 Total stockholders' equity                       4,382                4,010
                                                                 ------               ------
                 Total liabilities and stockholders' equity      $5,658               $5,970
                                                                 ======               ======
